Exhibit 99.2

Rural Cellular Corporation
First Quarter 2001 Financial Results Teleconference Commentary
May 8, 2001

Teleconference Administrative topics
Chris Boraas

•	Good morning, I’m Chris Boraas, RCC’s Investor Relations Manager.
•	Thanks for taking the time to participate in our 1st Quarter 2001 teleconference.
•	I would like to remind you that this call is being broadcast live through our Web site, at WWW.RCCWIRELESS.COM.
•	And as always, an archive of this call will be made available on our Web site.
•	To access the audio stream, click on the investor relations section.
•	Your system will require the Real Time Audio Player program.
•	In addition, a Form 8-K will be filed today including as exhibits our 1st Quarter earnings press release and the text from today's teleconference.
•	Presenting in our call this morning will be Richard Ekstrand, RCC’s President and CEO, and Wesley Schultz, RCC’s chief financial officer.
•	Following the opening remarks, Rick, Wes and Ann Newhall, RCC’s Chief Operating Officer, will be available to take your questions
•	Before we begin, I want to state that any comments about RCC’s future prospects are forward-looking and therefore involve certain risks and uncertainties, including but not limited to: competitive considerations, success of customer enrollment initiatives, the ability to increase wireless usage and reduce customer acquisition costs, the successful integration of newly acquired operations with RCC’s existing operations, the ability to negotiate favorable roaming agreements, the ability to service debt incurred in connection with expansion, the resolution of certain network technology issues and other factors discussed from time to time in RCC's Report on Form 10-K for the year ended December 31, 2000 and other filings with the Securities and Exchange Commission

•	And with that, I’ll turn it over to Rick Ekstrand.

CEO Discussion
Richard Ekstrand

•	Thanks, Chris.
•	Good morning everyone and thanks for taking time to participate in our teleconference.
•	I’d like to start out this morning by stating how pleased I am with our performance this quarter.
•	In light of what the technology sectors and the rest of the economy may or may not be doing on any given day, RCC continues to grow at consistently strong levels.
•	We view this first quarter as clearly on target and in some cases beating previous guidance and we are affirming guidance delivered at our last teleconference regarding 2001.
•	I’d like to point out that our 22,400 cellular net adds this quarter represent a 130% increase over last year’s 9,800 net adds.
•	Our EBITDA, including the operations of Saco River’s ILEC, was strong, coming in at $44.4 million, a 186% increase over the first quarter of 2000.
•	EBITDA margin for the first quarter was much improved coming in at 44% as compared to 33% in the first quarter of 2000.
•	We see the first quarter’s results as a positive indicator for 2001.
•	And now, let’s move away from the first quarter numbers and touch on some of the strategies that will support our future expectations.
•	Today with increased digital capacity together with service plans carrying larger buckets of minutes and larger local service areas, some of our customers are discovering that our wireless plans are an attractive alternative to their wireline phone.

•	For example, through the use of mini-repeaters, we’ve transitioned businesses traditionally tied to wireline into wireless environments.
•	And from the home, with RCC’s wireless network, our customers are saving on their residential long distance costs.
•	Although we believe in the future of data, voice will continue to be our “bread winner” throughout 2001.
•	The service plans behind our strong net adds this quarter continue to include larger local footprints together with increased buckets of minutes.
•	As our industry changes and expands however, so does RCC.
•	While large local service areas are important to many of our customers, we are also exploring the possibility of offering community plans.
•	This strategy may offer a more attractive balance to both our customers and RCC.
•	These plans will provide greater calling capacity within a particular town or county while charging higher rates for calling activity outside of the “Community Zone.”
•	We believe this strategy will lessen our incollect cost exposure while being attractive to potential new customers.
•	One example of this approach was just introduced in late March in our Wireless Alliance service areas.
•	While offering unlimited minutes, this plan will capitalize on our Wireless Alliance coverage area by marketing the service as the perfect companion at home and around town.
•	Early indications in the second quarter suggest improvement in Wireless Alliance customer acceptance of this plan.
•	On another note, I think it is important for you to know that we consider our 2000 fourth quarter performance to be a wake up call.
•	We look at it as a signal telling us to step back and reexamine how we operate our business.
•	And from this, we’ve begun to take steps making us more efficient, more aggressive and more creative in all that we do.

•	For example, our regional marketing efforts now utilize one agency whereas before there were six.
•	Network operations are now managed centrally. This uniform and centralized approach to network management will result in a common approach across RCC’s networks, allowing us to better manage costs and leverage best practices.

•	We also have established as a long-term strategy the continued consolidation of our billing systems.
•	In fact, in the last few days, we “went live” with the conversion of our Northwest region to the same system currently being used by our South region.
•	To appreciate how far we’ve come, a year ago at this time, we had five different billing systems and today we’re at two.
•	And as you can imagine, with a growing customer base receiving a bill each month, incremental cost savings can add up quickly.
•	We believe these three strategies are examples of steps we’ve taken that will help improve our EBITDA margins.
•	In addition, we recently completed a company wide job evaluation and have reduced approximately 10% of our work force and corresponding payroll expense through attrition and job elimination.
•	While no one likes to eliminate jobs, this action is consistent with our resolve to make RCC more efficient and better positioned for the growth that the stakeholders of RCC expect.
•	Keeping in mind that we achieved much of our first quarter success before these initiatives, their full impact will be realized throughout the remaining quarters of 2001.
•	We are convinced that these efforts and our continued focus on operations will result in customer and EBITDA growth in 2001 and in the years to come.
•	I’d like to take the next few moments and discuss a couple of actions underway to reduce our debt leverage.
•	We believe it is important for RCC to unlock the value in certain assets that are not EBITDA producing assets or core to our wireless strategy.
•	In that light, we’ve engaged an agent and have begun marketing the Saco River ILEC.
•	In addition, we’ve also engaged an agent and have begun marketing our tower portfolio, including the Wireless Alliance towers.
•	RCC intends to use the proceeds of these asset sales to reduce its debt.
•	In conclusion, our company’s strategies for 2001 of industry leading retention, consistently high ARPUs, incollect roaming management and leverage of existing operations have not changed.
•	And with that, I’ll turn it over to Wesley Schultz for a review of our first quarter 2001 financial performance and a brief discussion of our expectations for the remainder of the year.

First Quarter 2001 Financial Review
Wesley Schultz

•	Thanks, Rick.
•	Before we get into the analysis, however, I’d like to mention that because of the “held for sale” status of Saco’s ILEC, its financial results are not included in our “As Reported” consolidated income statement.

•	Yet, in light of the guidance we gave at the last teleconference, we feel it would be useful to also present certain summary level financial information that does include Saco’s ILEC.
•	Therefore, my comments today regarding RCC’s financial performance will include the Saco River ILEC financial results.
•	A summary including Saco’s ILEC financial results is included in the last page of our press release.
•	In addition, as I get further into the discussion, I will be talking about numbers on a pro forma basis. Pro forma includes the operations of Triton Cellular and all of Saco River as of January 2000.
•	Now with these points of clarification, let’s talk about our quarter.
•	I too am pleased with our record breaking results.
•	From our January 1, 2001 purchase of Saco River, we acquired 21,704 cellular customers and 4,727 wholesale customers.
•	During the first quarter of 2001, we continued to add customers in our markets and ended the quarter with a total cellular post and prepaid customer base of approximately 580,000, 145% greater than a year ago.

•	And on a pro forma basis, our cellular customer base increased approximately 19% from the first quarter of last year.
•	Fueled by this strong customer growth, service revenues for the first Quarter of 2001, on a pro forma basis, increased 11% over last year to $73 million.
•	Our 2001 first quarter EBITDA, on a pro forma basis, also showed significant growth, increasing 23% to $44.4 million.
•	EBITDA margin, a key indicator for RCC, also showed significant improvement increasing to 44% as compared to 37% a year ago on a pro forma basis.
•	During the fourth quarter of last year, incollect MOUs and their corresponding expense, primarily in the South Region, resulted in higher than expected network cost.
•	Included in our strategy to bring incollect cost in all of our regions more in line with our expectations, we have focused on the migration and promotion of customers over to digital handsets.
•	And as a result of these efforts, customers with digital handsets now account for approximately 45% our total customer base.
•	Another part of our strategy is to improve our incollect cost structure through the negotiation of lower incollect rates with our major roaming partners.
•	I am pleased to report, that on a consolidated basis, RCC experienced a significant decline in incollect cost per minute.
•	For the first quarter of 2001, incollect cost per minute, excluding wholesale activity, decreased 19% to $0.30 as compared to $0.37, in the fourth quarter of 2000.
•	Illustrating the improvement in this cost component, during the first quarter of 2001, total incollect cost was approximately $11.7 million as compared to $14.0 million in the fourth quarter of 2000.

•	Some of the improvements in incollect expense were offset by roaming outcollect yield declining from $0.44 in the fourth quarter of 2000 to $0.38 in the first quarter of 2001.
•	AT & T and Verizon continue to contribute approximately 50% and 20%, respectively, of our total outcollect roaming MOUs.
•	Another element of our financial strategy is to continue leveraging our cost structure.
•	As you can see, economies of scale have definitely been achieved through our acquisitions of Triton and Saco and our continued focus on efficiencies.
•	As a percentage of total revenues, on a pro forma basis, SG&A decreased to 26% during the first quarter of 2001 as compared to 30% in the 1st quarter of last year.
•	As compared to the fourth quarter of 2000 on a pro forma basis, SG&A declined 10% or $3.1 million to $26.5 million.
•	Now, I’d like to discuss briefly the amendment, we recently completed, to our credit facility.
•	Due in part to the seasonality of our business together with our fourth quarter EBITDA performance, we anticipated a potential covenant matter with our lending group and proactively sought and received an amendment with our banks which revised several of the covenants over the next few quarters.

•	This amendment will be included as an exhibit to our 10-Q, which will be filed in the next few days.
•	We have, and always have had, solid relationships with our lenders and this amendment was another indication of their support of RCC.
•	As of March 31, 2001, we had drawn $1.264 billion against our credit facility.

2001 Forward Looking Discussion
 Wesley Schultz

•	And now I would like to share with you some of our expectations regarding 2001.
•	As Rick mentioned earlier, we are affirming the original 2001 guidance we gave during our last teleconference call where we said we expect to generate between $205 and $215 million of EBITDA with net post and prepaid customer adds in the 87,000 range.

•	With the decision to sell the Saco River ILEC and the required financial presentation of these assets held for sale, you should understand that our EBITDA guidance includes approximately $4 to $5 million from the ILEC.

•	We expect capital expenditures in 2001 to be in the $50 to $60 million range excluding the buildout of our Northeast PCS licenses.
•	We have developed several buildout options for the Northeast PCS licenses.
•	Although we have not made the final decision as to which of these options we plan to deploy, we anticipate the cost to be in the $10-$15 million range.
•	As we conclude these prepared remarks, I want to mention that we will not be providing any additional 2001 guidance during the Q&A session of this teleconference.
•	Thank you. Now, I will turn the teleconference back to Michelle, who will poll you for any questions.

Q&A discussion subsequent remark:

In a discussion subsequent to the prepared remarks, Mr. Schultz indicated that proceeds from the pending ILEC and tower sales are a required reduction to the company's credit facility.